                                  EXHIBIT 10.2

                                  EXHIBIT B


                FIRST AMENDMENT TO THE 1994 STOCK COMPENSATION
                     PLAN OF BILLY BLUES FOOD CORPORATION

     WHEREAS, on March 18, 1994, the Shareholders of the Billy Blues Food Corporation (the "Company") approved and adopted the 1994 Stock Compensation Plan (the "1994 Plan") which authorized the reservation of 250,000 shares of the Company's common stock, $.05 par value ("Common Stock"), for issuance to eligible participants under the 1994 Plan;

     WHEREAS, on December 16, 1994, the Board of Directors of the Company authorized the amendment of the 1994 Plan in order to (i) increase the number of shares reserved for issuance under the 1994 Plan from 250,000 to 500,000 shares, (ii) authorize Outside Directors, those directors not also serving as employees of the Company, to be eligible to receive nonqualified stock options under the 1994 Plan, and (iii) authorize the issuance of "Restricted Stock", as hereinafter defined, to eligible participants under the 1994 Plan;

     WHEREAS, Section 20 of the current 1994 Plan requires the approval of the shareholders of the Company to change the number of shares of Common Stock eligible for issuance under the 1994 Plan and to modify the provisions related to the determination of persons eligible to participate under the 1994 Plan;

     WHEREAS, although not required, the Company has sought approval of its shareholders to the proposed amendment authorizing the issuance of "Restricted Stock" to eligible participants under the 1994 Plan; and

     WHEREAS, on March 17, 1995, the shareholders of the Company ratified the proposal to amend the 1994 Plan in order to incorporate each of the foregoing amendments into the 1994 Plan:

     NOW, THEREFORE, for and in consideration of the above stated premises, the 1994 Plan is hereby amended by this "First Amendment" thereto as follows:

     1.     Amendments of the 1994 Plan.

            (a) Section 2 of the 1994 Plan is hereby amended to read in its entirety as follows:

                         2. Stock Subject to the Plan. Subject to adjustment as provided in Section 14 hereof, there will be reserved for the use upon the exercise of Options to be granted from time to time under the Plan, an aggregate of five hundred thousand (500,000) shares of the common stock, $.05 par value, of the Company ("Common Stock"), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the Company ("Board of Directors"). To determine the number of shares of Common Stock available at any time for the granting of Options under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or which have been exercised. If and to the extent that any Option to purchase reserved shares shall not be exercised by the optionee for any reason or if such Option to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the





FIRST AMENDMENT TO THE
1994 STOCK COMPENSATION PLAN - Page 1

               Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 14 hereof).

      (b) Section 5(a) of the 1994 Plan is hereby amended to read in its entirety as follows:

                           5.   Persons to Whom Options Shall be Granted.

                                (a)  Nonqualified Options.  Nonqualified
                           Options shall be granted only to officers, directors (including "Outside Directors" of the Company or a Subsidiary [as hereinafter defined]), employees and advisors of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Nonqualified Options, are either officers, directors (including Outside Directors), employees or advisors of the Company or a Subsidiary. As used herein, the term "Outside Director" shall mean any director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.


      (c) Section 18 of the 1994 Plan is hereby added to read in its entirety as follows:

                           18. Outside Director Options. Nonqualified options for 5,000 shares shall automatically be granted pursuant to the Plan and without any action of the Board of Directors to each person who hereafter becomes or is re-elected as an Outside Director of the Company, to be effective as of, and deemed granted on, the date of commencement of such director's term. Each such option shall be for a term of five (5) years from the date of grant and shall be exercisable at the closing sales price of the Common Stock on the date of the grant as quoted on any stock exchange or national quotation system. The provisions of sub-paragraphs (3), (4) and (5) of Section 8(c) of the Plan shall not be applicable to any option granted to an Outside Director under this Section. Furthermore, the Board of Directors may organize a committee comprised of non-Outside Directors to review the feasibility of and to grant options to purchase additional shares of Common Stock to the Outside Directors.

      (d) Section 19 of the 1994 Plan is hereby added to read in its entirety as follows:

                           19.  Restricted Stock.

                                (a) Grant of Restricted Stock. Subject to the provisions of Sections 2 and 21, the Committee, at any time and from time to time, may grant shares of Restricted Stock






FIRST AMENDMENT TO THE
1994 STOCK COMPENSATION PLAN - Page 2
                    under the Plan to such participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

                                (b)  Transferability.  Except as provided in
                    Section 19 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

                                (c)  Other Restrictions.  The Committee may
                    impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                                (d)  Certificate Legend.  In addition to any
                    legends placed on certificates pursuant to Subsection 19(c) hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                                "The sale or other transfer of shares
                                of stock represented by this certificate,
                                whether voluntary, involuntary or by
                                operation of law, is subject to certain
                                restrictions on transfer set forth in
                                the 1994 Stock Compensation Plan of
                                _________________, rules of
                                administration adopted pursuant to such
                                Plan and a Restricted Stock grant dated
                                ______________.  A copy of the Plan, such
                                rules and such Restricted Stock grant may
                                be obtained from the Secretary of
                                _____________________.

                                (e)  Removal of Restrictions.  Except as
                    otherwise provided in Section 19 hereof, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the participant shall be entitled to have the legend required by Subsection 19(d) removed from the participant's stock certificate.

                                (f)  Voting Rights.  During the Period of
                    Restriction, participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.






FIRST AMENDMENT TO THE
1994 STOCK COMPENSATION PLAN - Page 3

                                (g) Dividends and Other Distributions. During the Period of Restriction, participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                (h)  Termination of Employment Due to
                    Retirement. The Committee may provide in its Restricted Stock grant that in the event a participant terminated his or her employment with the Company because of retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 19(b) hereof shall automatically terminate and, except as otherwise provided in Subsection 19(c), the shares of Restricted Stock granted does not automatically terminate such restrictions and a participant terminates his or her employment with the Company because of retirement, the Committee may, in its sole discretion, waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 19(b) hereof and/or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

                                (i) Termination of Employment Due to Death or Disability. The Committee may provide in its Restricted Stock grant that in the event a participant terminates his or her employment with the Company because of death or total and permanent disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection 19(b) hereof shall terminate automatically with respect to all of the shares or that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such participant multiplied by the number of full months which had elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares shall be forfeited and returned to the Company; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares.

                                (j)  Termination of Employment for Reasons
                    Other than Death, Disability or Retirement. In the event that a participant terminates his or her employment with the Company for any reason other than those set forth in Subsections 19(i) and (j) hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company; provided, however,







FIRST AMENDMENT TO THE
1994 STOCK COMPENSATION PLAN - Page 4
                    that, in the event of an involuntary termination of employment of a participant by the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

                                (k)  Nontransferability of Restricted Stock.
                    No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a participant under the Plan shall be exercisable during the participant's lifetime only by such participant.

     2. Cross References. Sections 18 through 24 of the 1994 Plan are hereby renumbered as Sections 20 through 26, with all cross references to these Sections in the 1994 Plan being modified hereby.

     3. Ratification of Plan. Except as modified hereby, the 1994 Plan is hereby approved, ratified and confirmed in all respects.

     Executed and effective this 17th day of March, 1995.


                               WATERMARC FOOD MANAGEMENT CO.


                               By:
                                  ------------------------------------------
                                  Ghulam Bombaywala, Chief Executive Officer



ATTEST:



By:
   ---------------------------------
   Thomas J. Buckley, Secretary











FIRST AMENDMENT TO THE
1994 STOCK COMPENSATION PLAN - Page 5